Exhibit 99.2

Communications Sales & Leasing to Present at NAREIT’s REITWeek 2015

LITTLE ROCK, Ark., June 4, 2015 (GLOBE NEWSWIRE) — Communications Sales & Leasing, Inc.  (“CS&L”) (Nasdaq:CSAL) announced today that its President and Chief Executive Officer, Kenny Gunderman, and Senior Vice President, Chief Financial Officer and Treasurer, Mark A. Wallace, are scheduled to present at REITWeek 2015: NAREIT’s Investor Forum. The presentation is scheduled for 8:00am (Eastern Time) on Wednesday, June 10, 2015.

You may access the webcast at https://reitstream.com/reitweek2015/cslreit which link may also be found on CS&L’s website at www.cslreit.com under the Investors tab and will be available for replay June 10, 2015 through June 20, 2015.

About CS&L

CS&L (Nasdaq:CSAL), an S&P 400 Midcap Index company headquartered in Little Rock, Ark., is an internally managed triple-net-lease real estate investment trust primarily engaged in the acquisition and leasing of communication distribution systems. CS&L currently owns 64,000 route miles of fiber, 235,000 route miles of copper and central office land and buildings across 29 states. Additional information about CS&L can be found on its website at www.cslreit.com.

CONTACT:	Investor Contact:
Rob Clancy, 501-850-0855
VP - Investor Relations & Assistant Treasurer
rob.clancy@cslreit.com

Mark A. Wallace, 501-850-0866
SVP, Chief Financial Officer & Treasurer
mark.wallace@cslreit.com